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                                                                    Exhibit 23.3

                        CONSENT OF CHARLES WEBB & COMPANY

         We consent to the inclusion in the Prospectus/Proxy Statement of Winton Financial Corporation and BenchMark Federal Savings Bank of the use of the form of our opinion dated December 4, 1998, and to the summarization of our opinion in the Prospectus/Proxy Statement under the caption "Opinion of Charles Webb & Company." Further, we consent to all references to our firm in such Prospectus/Proxy Statement.




                                     Charles Webb & Company,
                                     a division of Keefe, Bruyette & Woods, Inc.

Dublin, Ohio
March 2, 1999